Exhibit 10.1

FIFTH AMENDMENT AGREEMENT

This FIFTH AMENDMENT AGREEMENT (this “Amendment”) is made as of the 1st day of September, 2010, among:

(a)      SHILOH INDUSTRIES, INC., a Delaware corporation (“Borrower”);

(b)      the Lenders, as defined in the Credit Agreement, as hereinafter defined;

(c)      PNC BANK, NATIONAL ASSOCIATION, successor to National City Bank, as the co-lead arranger, sole book runner and administrative agent for the Lenders under the Credit Agreement (“Agent”); and

(d)      THE PRIVATEBANK AND TRUST COMPANY, as the co-lead arranger and syndication agent.

WHEREAS, Borrower, Agent and the Lenders are parties to that certain Credit and Security Agreement, dated as of August 1, 2008, that provides, among other things, for loans and letters of credit aggregating Eighty Million Dollars ($80,000,000), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, Borrower, Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and the Lenders agree as follows:

1.      Amendment to Introduction in the Credit Agreement.   The Credit Agreement is hereby amended to delete the introductory paragraph therefrom and to insert in place thereof the following:

This CREDIT AND SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made effective as of the 1st day of August, 2008 among:

(a)      SHILOH INDUSTRIES, INC., a Delaware corporation (“Borrower”);

(b)      the lenders listed on Schedule 1 hereto and each other Eligible Transferee, as hereinafter defined, that from time to time becomes a party hereto pursuant to Section 2.9(b) or 11.10 hereof (collectively, the “Lenders” and, individually, each a “Lender”);

(c)      PNC BANK, NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lenders under this Agreement (“Agent”);

(d)      PNC CAPITAL MARKETS, LLC, as the sole book runner and co-lead arranger under this Agreement; and

(e)      THE PRIVATEBANK AND TRUST COMPANY, as the co-lead arranger and syndication agent under this Agreement (“Syndication Agent”).

2.      Amendment to Definitions in the Credit Agreement.   Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Applicable Commitment Fee Rate”, “Applicable Margin”, “Co-Lead Arranger”, “Eurodollar Rate”, “Interest Period”, “Related Writing”, “Required Lenders” and “Revolving Credit Commitment” therefrom and to insert in place thereof, respectively, the following:

“Applicable Commitment Fee Rate” means fifty (50.00) basis points.

“Applicable Margin” means:

(a)      for the period from the Fifth Amendment Effective Date through January 31, 2011, three hundred (300.00) basis points for Eurodollar Loans and two hundred (200.00) basis points for Base Rate Loans; and

(b)      commencing with the Consolidated financial statements of Borrower for the fiscal year ending October 31, 2010, the number of basis points (depending upon whether Loans are Eurodollar Loans or Base Rate Loans) set forth in the following matrix, based upon the result of the computation of the Leverage Ratio as set forth in the Compliance Certificate for such fiscal period, shall be used to establish the number of basis points that will go into effect on February 1, 2011 and, thereafter, as set forth in each successive Compliance Certificate, as provided below:

Leverage Ratio	Applicable Basis Points for Eurodollar Loans	Applicable Basis Points for Base Rate Loans
Greater than or equal to 2.00 to 1.00	350.00	250.00
Greater than or equal to 1.00 to 1.00 but less than 2.00 to 1.00	325.00	225.00
Less than 1.00 to 1.00	300.00	200.00

After February 1, 2011, changes to the Applicable Margin shall be effective on the first day of each calendar month following the date upon which Agent should have received, pursuant to Section 5.3(a) and (b) hereof, the Consolidated financial statements of Borrower. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VIII and IX hereof. Notwithstanding anything herein to the contrary, (i) during any period when Borrower shall have failed to timely deliver the Consolidated financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Margin shall be the highest rate per annum indicated in the above pricing grid for Loans of that type, regardless of the Leverage Ratio at such time; (ii) in the event that any financial information or certification provided to Agent in the Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Margin Period”) than the Applicable Margin applied for such Applicable Margin Period, then (A) Borrower shall immediately deliver to Agent a corrected Compliance Certificate for such Applicable Margin Period, (B) the Applicable Margin shall be determined based on such corrected Compliance Certificate, and (C) Borrower shall immediately pay to Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Margin Period; and (iii) after the occurrence and during the continuation of an Event of Default, the Applicable Margin shall be the highest rate per annum indicated in the above pricing grid for Loans of that type regardless of the Leverage Ratio at such time.

“Co-Lead Arranger” means PNC Capital Markets, LLC and The PrivateBank and Trust Company, and their respective successors and assigns.

“Eurodollar Rate” means, with respect to a Eurodollar Loan, for any Interest Period, an interest rate per annum equal to the quotient determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate which appears on the Bloomberg Page BBAM1 (or such other substitute Bloomberg page that displays rates at which Dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which Dollar deposits are offered by leading banks in the London interbank deposit market (a “Eurodollar Rate Alternate Source”), at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, as the London interbank offered rate for Dollars for an amount comparable to such Eurodollar Loan and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Eurodollar Rate Alternate Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error)), by (b) a number equal to 1.00 minus the Reserve Percentage. The above definition may also be expressed by the following formula:

Average of London interbank offered rates quoted
by Bloomberg or appropriate successor as shown on
Eurodollar Rate =	Bloomberg Page BBAM1
1.00 – Reserve Percentage

“Interest Period” means, with respect to a Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof, and, thereafter (unless such Eurodollar Loan is converted to a Base Rate Loan), each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof. The duration of each Interest Period for a Eurodollar Loan shall be one month, two months, three months or six months, in each case as Borrower may select upon notice, as set forth in Section 2.5 hereof; provided that if Borrower shall fail to so select the duration of any Interest Period for a Eurodollar Loan at least three Business Days prior to the Interest Adjustment Date applicable to such Eurodollar Loan, Borrower shall be deemed to have converted such Eurodollar Loan to a Base Rate Loan at the end of the then current Interest Period.

“Related Writing” means each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Credit Party, or any of its officers, to Agent or the Lenders pursuant to or otherwise in connection with this Agreement.

“Required Lenders” means the holders of at least fifty-one percent (51%), based upon each Lender’s Commitment Percentage, of an amount (the “Total Amount”) equal to (a) during the Commitment Period, the Total Commitment Amount, or (b) after the Commitment Period, the Revolving Credit Exposure; provided that (i) the portion of the Total Amount held or deemed to be held by any Defaulting Lender or Insolvent Lender shall be excluded for purposes of making a determination of Required Lenders, and (ii) if there shall be two or more Lenders (that are not Defaulting Lenders or Insolvent Lenders), Required Lenders shall constitute at least two Lenders.

“Revolving Credit Commitment” means the obligation hereunder, during the Commitment Period, of (a) the Lenders to make Revolving Loans, (b) the Fronting Lenders to issue and the Lenders to participate in, Letters of Credit pursuant to the Letter of Credit Commitment, and (c) the Swing Line Lender to make, and the Lenders to participate in, Swing Loans pursuant to the Swing Line Commitment; up to an aggregate principal amount outstanding at any time equal to the Total Commitment Amount.

3.       Additions to Definitions in the Credit Agreement.   Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

“Affected Lender” means a Defaulting Lender, an Insolvent Lender or a Downgraded Lender.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto, as hereafter amended.

“Defaulting Lender” means any Lender, as reasonably determined by Agent, that (a) has failed (which failure has not been cured) to fund any Loan or any participation interest in Letters of Credit required to be made hereunder in accordance with the terms hereof (unless such Lender shall have notified Agent and Borrower in writing of its good faith determination that a condition under Section 4.1 hereof to its obligation to fund any Loan shall not have been satisfied); (b) has notified Borrower or Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit; (c) has failed, within three Business Days after receipt of a written request from Agent or Borrower to confirm that it will comply with the terms of this Agreement relating to its obligation to fund prospective Loans or participations in Letters of Credit, and such request states that the requesting party has reason to believe that the Lender receiving such request may fail to comply with such obligation, and states such reason; or (d) has failed to pay to Agent or any other Lender when due an amount owed by such Lender to Agent or any other Lender pursuant to the terms of this Agreement, unless such amount is subject to a good faith dispute or such failure has been cured. Any Defaulting Lender shall cease to be a Defaulting Lender when Agent determines, in its reasonable discretion, that such Defaulting Lender is no longer a Defaulting Lender based upon the characteristics set forth in this definition.

“Downgraded Lender” means any Lender that has a non-credit enhanced senior unsecured debt rating below investment grade from either Moody’s, Standard & Poor’s or any other nationally recognized statistical rating organization recognized as such by the SEC. Any Downgraded Lender shall cease to be a Downgraded Lender when Agent determines, in its reasonable discretion, that such Downgraded Lender is no longer a Downgraded Lender based upon the characteristics set forth in this definition.

“Fifth Amendment Effective Date” means September 1, 2010.

“Insolvent Lender” means a Lender that (a) has become or is not Solvent or is the subsidiary of a Person that has become or is not Solvent; or (b) has become the subject of a proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or is a subsidiary of a Person that has become subject of a proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be an Insolvent Lender solely by virtue of the ownership or acquisition of an equity interest in such Lender or a parent company thereof by a governmental authority or an instrumentality thereof. Any Insolvent Lender shall cease to be an Insolvent Lender when Agent determines, in its reasonable discretion, that such Insolvent Lender is no longer an Insolvent Lender based upon the characteristics set forth in this definition.

“Solvent” means, with respect to any Person, that (a) the fair value of such Person’s assets is in excess of the total amount of such Person’s debts, as determined in accordance with the Bankruptcy Code, (b) the present fair saleable value of such Person’s assets is in excess of the amount that will be required to pay such Person’s debts as such debts become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as such liabilities mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute an unreasonably small amount of capital. As used in this definition, the term “debts” includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, as determined in accordance with the Bankruptcy Code.

4.      Deletions to Definitions in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Borrowing Formula” and “Borrowing Formula Certificate” therefrom.

5.      Addition to Letters of Credit Provisions.   Section 2.2(b) of the Credit Agreement is hereby amended to add the following new subsections (viii) and (ix) at the end thereof:

(viii)    Requests for Letters of Credit When One or More Lenders are Affected Lenders.   No Letter of Credit shall be requested or issued hereunder if any Lender is at such time an Affected Lender hereunder, unless Agent (and the applicable Fronting Lender) has entered into satisfactory (to Agent) arrangements (including, without limitation, the posting of cash collateral) with Borrower or such Affected Lender to eliminate or mitigate the reimbursement risk with respect to such Affected Lender.

(ix)    Letters of Credit Issued and Outstanding When One or More Revolving Lenders are Affected Lenders.     With respect to any Letters of Credit that have been issued and are outstanding at the time any Lender is an Affected Lender, Agent (and the applicable Fronting Lender) shall have the right to request that Borrower or such Affected Lender cash collateralize, in form and substance satisfactory to Agent (and the applicable Fronting Lender), such Letters of Credit so as to eliminate or mitigate the reimbursement risk with respect to such Affected Lender.

6.      Additions to Swing Loan Provisions.   Section 2.2(c) of the Credit Agreement is hereby amended to add the following new subsections (iv) and (v) at the end thereof:

(iv)     Requests for Swing Loan When One or More Lenders are Affected Lenders.   No Swing Loan shall be requested or issued hereunder if any Lender is at such time an Affected Lender hereunder, unless Agent has entered into satisfactory (to Agent) arrangements (including, without limitation, the posting of cash collateral) with Borrower or such Affected Lender to eliminate or mitigate the reimbursement risk with respect to such Affected Lender.

(v)      Swing Loans Outstanding When One or More Lenders are Affected Lenders.     With respect to any Swing Loans that are outstanding at the time any Lender is an Affected Lender, Agent shall have the right to request that Borrower or such Affected Lender cash collateralize, in form and substance satisfactory to Agent, such Swing Loans so as to eliminate or mitigate the reimbursement risk with respect to such Affected Lender.

7.       Addition to Funding of Loans Provisions. Section 2.5 of the Credit Agreement is hereby amended to add the following new subsection (f) at the end thereof:

(f)       Advancing of Non Pro-Rata Revolving Loans.     Notwithstanding anything in this Agreement to the contrary, if Borrower requests a Revolving Loan pursuant to Section 2.5(a) hereof (and all conditions precedent set forth in Section 4.1 hereof are met) at a time when one or more Lenders are Defaulting Lenders, Agent shall have the option, in its sole discretion, to require the non-Defaulting Lenders to honor such request by making a non pro-rata Revolving Loan to Borrower in an amount equal to (i) the amount requested by Borrower, minus (ii) the portions of such Revolving Loan that should have been made by such Defaulting Lenders. For purposes of such Revolving Loans, the Lenders that are making such Revolving Loan shall do so in proportion to their Commitment Percentages of the amount requested by Borrower. For the avoidance of doubt, in no event shall the aggregate outstanding principal amount of Loans made by a Lender (other than Swing Loans made by the Swing Line Lender), when combined with such Lender’s pro rata share, if any, of the Letter of Credit Exposure and the Swing Line Exposure, be in excess of the Maximum Amount for such Lender.

8.      Additions to Payment on Loans and Other Obligations Provisions. Section 2.6 of the Credit Agreement is hereby amended to add the following new subsections (e) and (f) at the end thereof:

(e)       Affected Lender.

  (i)     To the extent that Agent receives any payments of commitment fees pursuant to Section 2.8(a) hereof for a period when a Lender is a Defaulting Lender, Agent shall hold such Defaulting Lender’s share of such commitment fees pending resolution of any issues surrounding the status of such Lender as a

Defaulting Lender, and, if, after a period of thirty (30) days after such Lender becomes a Defaulting Lender, such Lender shall continue to be a Defaulting Lender, then Agent shall return to Borrower such fees being so held by Agent. Thereafter, Borrower need not pay commitment fees on such Defaulting Lender’s portion of the Revolving Credit Commitment until such time as Agent gives notice to Borrower that such Defaulting Lender is no longer a Defaulting Lender or, if earlier, a Replacement Lender has been obtained pursuant to Section 11.20 hereof with respect to the interest of such Defaulting Lender.

  (ii)     To the extent that Agent receives any other payments or other amounts for the account of an Affected Lender, at the option of Agent or Borrower, such Affected Lender shall be deemed to have requested that Agent use such payment or other amount (or any portion thereof, at the discretion of Agent) first, to cash collateralize its unfunded risk participation in Swing Loans and the Letters of Credit pursuant to Sections 2.2(b)(vi), 2.2(c)(iii), and 2.5(b) hereof, and, with respect to any Defaulting Lender, second, to fulfill its obligations to make Loans.

(f)       Payment of Non Pro-Rata Revolving Loans.   Notwithstanding anything in this Agreement to the contrary, at the sole discretion of Agent, in order to pay Revolving Loans that were not advanced pro rata by the Lenders, any payment of any Loan may first be applied to such Revolving Loans that were not advanced pro rata.

9.       Addition to Prepayment Provisions.     Section 2.7(a) of the Credit Agreement is hereby amended to add the following new sentence at the end thereof:

Notwithstanding anything in this Section 2.7 or otherwise to the contrary, at the discretion of Agent, in order to prepay Revolving Loans that were not advanced pro rata by all of the Lenders, any prepayment of a Loan shall first be applied to Revolving Loans made by the Lenders during any period in which a Defaulting Lender or Insolvent Lender shall exist.

10.       Amendment to Commitment Fee Provisions.     Section 2.8 of the Credit Agreement is hereby amended to delete subsection (a) therefrom and to insert in place thereof the following:

(a)       Commitment Fee.   Borrower shall (subject to the provisions of Section 2.6(e)(i) hereof) pay to Agent, for the ratable account of the Lenders, as a consideration for the Revolving Credit Commitment, a commitment fee from the Closing Date to and including the last day of the Commitment Period, payable quarterly, at a rate per annum equal to (i) the Applicable Commitment Fee Rate in effect on the payment date, multiplied by (ii) (A) the average daily Total Commitment Amount in effect during such quarter, minus (B) the average daily Revolving Credit Exposure (exclusive of the Swing Line Exposure) during such quarter. The commitment fee shall be payable in arrears on each Regularly Scheduled Payment Date, and on the last day of the Commitment Period.

11.       Amendment to Mandatory Payments Provisions. Section 2.11(c) of the Credit Agreement is hereby amended to delete subpart (v) therefrom.

12.       Amendment to Financial Statements and Information Provisions. Section 5.3 of the Credit Agreement is hereby amended to delete subsection (c) therefrom and to insert in place thereof the following new subsection (c), and to delete subsections (j), (k) and (l) therefrom:

(c)       Compliance Certificate. Borrower shall deliver to Agent and the Lenders, concurrently with the delivery of the financial statements set forth in subsections (a) and (b) above, a Compliance Certificate.

13.       Amendments to Acquisitions Provisions.   Section 5.13 of the Credit Agreement is hereby amended to delete the proviso at the end thereof and to insert in place thereof the following new subsection (j) thereto:

(j)       the aggregate Consideration paid (or payable) for all Acquisitions does not exceed Fifteen Million Dollars $15,000,000 during any fiscal year of Borrower.

14.       Amendment to Restricted Payments Provisions.   Article V of the Credit Agreement is hereby amended to delete Section 5.15 therefrom and to insert in place thereof the following:

Section 5.15.   Restricted Payments. No Company shall make or commit itself to make any Restricted Payment at any time, except that, if no Default or Event of Default shall then exist or, after giving pro forma effect to such payment, thereafter shall begin to exist, the Companies may make Capital Distributions in an aggregate amount not to exceed Three Million Dollars ($3,000,000) during any fiscal year of Borrower.

15.       Amendment to Co-Lead Arranger Provisions.   Article X of the Credit Agreement is hereby amended to delete Section 10.16 therefrom and to insert in place thereof the following:

Section 10.16.   Co-Lead Arranger. The PrivateBank and Trust Company and PNC Capital Markets, LLC, as Co-Lead Arrangers, shall be entitled to the same indemnifications with respect to Borrower and the other Lenders that Agent would have were it performing the duties that The PrivateBank and Trust Company and PNC Capital Markets, LLC, respectively, perform from time to time as a Co-Lead Arranger.

16.       Amendment to Costs, Expenses and Taxes Provisions.   Section 11.5 of the Credit Agreement is hereby amended to delete each reference to the phrase “the other Co-Lead Arranger” therefrom and to insert in place thereof the phrase “each Co-Lead Arranger”.

17.       Addition to Miscellaneous Provisions.   Article XI of the Credit Agreement is hereby amended to add the following new Section 11.18A thereto:

Section 11.18A.   Replacement of Affected Lenders.   Each Lender agrees that,     during the time in which any Lender is an Affected Lender, Agent shall have the right (and Agent shall, if requested by Borrower), at the sole expense of Borrower, upon notice to such Affected Lender and Borrower, to require that such Affected Lender assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.10 hereof), all of its interests, rights and obligations under this Agreement to an Eligible Transferee, approved by Borrower (unless an Event of Default shall exist) and Agent, that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Affected Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (recognizing that any Affected Lender may have given up its rights under this Agreement to receive payment of fees and other amounts pursuant to Section 2.6(e) and (f) hereof), from such Eligible Transferee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts, including any breakage compensation under Article III hereof).

18.       Amendment to Exhibits to the Credit Agreement.     The Credit Agreement is hereby amended to delete Exhibit A (Form of Revolving Credit Note) and Exhibit B (Form of Swing Line Note) therefrom and to insert in place thereof, respectively, a new Exhibit A and Exhibit B in the form of Exhibit A and Exhibit B hereto.

19.       Deletion of Exhibit to the Credit Agreement.   The Credit Agreement is hereby amended to delete Exhibit G (Borrowing Formula Certificate) therefrom.

20.       Closing Deliveries.     Concurrently with the execution of this Amendment, Borrower shall:

   (a)       cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement;

   (b)       pay an amendment fee to Agent, for the pro rata benefit of the Lenders, in an amount equal One Hundred Thousand Dollars ($100,000); and

   (c)       pay all legal fees and expenses of Agent in connection with this Amendment and any other Loan Documents.

21.       Representations and Warranties.   Borrower hereby represents and warrants to Agent and the Lenders that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the Organizational Documents of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) except as waived herein, no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the Fifth Amendment Effective Date as if made on the Fifth Amendment Effective Date, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) Borrower is not aware of any claim or offset against, or defense or counterclaim to, Borrower’s obligations or liabilities under the Credit Agreement or any Related Writing; and (g) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

22.       Waiver and Release.   Borrower, by signing below, hereby waives and releases Agent and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

23.       References to Credit Agreement and Ratification.   Each reference that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

24.       Counterparts.   This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

25.       Headings.   The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

26.       Severability.   Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

27.       Governing Law.   The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

[Remainder of page intentionally left blank.]

11544544.9

JURY TRIAL WAIVER. BORROWER, AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT’S OR ANY LENDER’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT AND THE LENDERS.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment in Cleveland, Ohio as of the date first set forth above.

SHILOH INDUSTRIES, INC.

By:	/s/ Kevin P. Bagby
Kevin P. Bagby
Vice President of Finance
Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/s/ George C. Reider

Name:	George C. Reider

Title:	Vice President

THE PRIVATEBANK AND TRUST
COMPANY, as Syndication Agent and as
a Lender

By:	/s/ John D. Barrett

Name:	John D. Barrett

Title:	Managing Director

Signature Page 1 of 2 to

Fifth Amendment Agreement

FIRSTMERIT BANK, N.A.

By:	/s/ Robert G. Morlan

Name:	Robert G. Morlan

Title:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Michael F. Lapham

Name:	Michael F. Lapham

Title:	Vice President

RBS CITIZENS, NATIONAL ASSOCIATION

By:	/s/ Patrick F. Dunphy

Name:	Patrick F. Dunphy

Title:	Senior Vice President

Signature Page 2 of 2 to

Fifth Amendment Agreement

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing Fifth Amendment Agreement dated as of September 1, 2010. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

The undersigned hereby waive and release Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER.   THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF AGENT AND LENDERS TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN BORROWER, AGENT AND LENDERS.

SHILOH CORPORATION		GREENFIELD DIE & MANUFACTURING CORP.

By:	/s/ Kevin P. Bagby	By:	/s/ Kevin P. Bagby
	Kevin P. Bagby		Kevin P. Bagby
	Vice President of Finance		Vice President of Finance

JEFFERSON BLANKING INC.		SHILOH AUTOMOTIVE, INC.

By:	/s/ Thomas J. Stecz	By:	/s/ Kevin P. Bagby
	Thomas J. Stecz		Kevin P. Bagby
	Treasurer		Vice President of Finance

By:	/s/ Kevin P. Bagby
Kevin P. Bagby
Vice President of Finance

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Guarantor Acknowledgment and Agreement

SHILOH INDUSTRIES, INC. DICKSON MANUFACTURING DIVISION		LIVERPOOL COIL PROCESSING, INCORPORATED

By:	/s/ Kevin P. Bagby	By:	/s/ Kevin P. Bagby
	Kevin P. Bagby		Kevin P. Bagby
	Vice President of Finance		Vice President of Finance

MEDINA BLANKING, INC.		THE SECTIONAL DIE COMPANY

By:	/s/ Kevin P. Bagby	By:	/s/ Kevin P. Bagby
	Kevin P. Bagby		Kevin P. Bagby
	Vice President of Finance		Vice President of Finance

SECTIONAL STAMPING, INC.

By:	/s/ Kevin P. Bagby
Kevin P. Bagby
Vice President of Finance

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Guarantor Acknowledgment and Agreement